PRINCIPAL UNDERWRITING AGREEMENT


     AGREEMENT dated September 1, 1989, by and between First Charter Life Insurance Company ("First Charter"), a New York corporation, on its own behalf and on behalf of First Charter Variable Annuity Account ("Variable Account"), and CNL, Inc. ("CNL"), a Missouri corporation.

                                 WITNESSETH:

     WHEREAS, the Variable Account is a segregated asset account established and maintained by First Charter pursuant to the laws of the State of New York for certain variable deferred annuities to be issued by First Charter (the "Contracts"), under which income, gains, and losses, whether or not realized, from assets allocated to such account, will be, in accordance with the Contracts, credited to or charged against such account without regard to other income, gains, or losses of First Charter; and

     WHEREAS, First Charter has registered the Variable Account as a unit investment trust under the Investment Company Act of 1940 (the "Investment Company Act"); and

     WHEREAS, CNL has registered as a broker-dealer under the Securities Exchange Act of 1934 (the "Securities Exchange Act") and is a member firm of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, First Charter has registered the Contracts under the Securities Act of 1933 and proposes to issue and sell the Contracts through CNL acting as its principal underwriter.

     NOW, THEREFORE, First Charter and CNL hereby mutually agree as follows:

     1.  Underwriter.

            (a) First Charter grants to CNL the exclusive right, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933 and the Investment Company Act and the provisions of the Securities Exchange Act, to be the principal underwriter of the Contracts. CNL agrees to use its best efforts to distribute the Contracts, and to undertake to provide sales services relative to the Contracts and otherwise to perform all duties and functions necessary and proper for the distribution of the Contracts.

            (b) To the extent necessary to offer the Contracts, CNL shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction. The sales representatives of CNL soliciting applications for the Contracts shall be duly and appropriately licensed, registered or otherwise qualified for the sale of such Contracts (and the riders offered in connection therewith, if any) under the federal securities laws, any applicable state insurance laws and securities laws of each state or other jurisdiction in which such contracts may lawfully be sold and in which First Charter is licensed to sell Contracts. CNL shall be responsible for the training, supervision, and control of its representatives for the purposes of the NASD Rules of Fair Practice and federal and state securities law requirements applicable in connection with the offering and sale of the procedures in compliance with NASD Rules of Fair Practice, Section 27, Paragraph 2177.

            (c) CNL agrees to offer the Contracts for sale in accordance with the prospectuses therefor filed with the Securities and Exchange Commission ("Commission") then in effect. CNL is not authorized to give any information or to make any representations concerning the Contracts other than those contained in such current prospectus or in such sales literature as may be authorized by First Charter.

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

            (d) all purchase payments made or other monies payable under the Contracts shall be paid or remitted by or on behalf of Contract Owners directly to First Charter or its designated servicing agent and shall become the exclusive property of First Charter. First Charter will retain all such payments and monies except to the extent such payments and monies are allocated to the Variable Account.

     2.  Sales Agreements

            (a) CNL is hereby authorized to enter into separate written agreements, on such terms and conditions as CNL may determine to be not inconsistent with this Agreement, with broker/dealers registered as such under the Securities Exchange Act which agree to participate in the distribution of the Contracts and to use their best efforts to solicit applications for the Contracts. All such sales agreements shall provide that each broker/dealer will assume full responsibility for continued compliance by itself and its representatives with applicable federal and state securities laws, and shall be in such form and contain such other provisions as First Charter may from time to time require. Such broker/dealer shall assume any legal responsibility of First Charter for the acts, commissions, or defalcations of such representatives insofar as they relate to the sale of the Contracts. Such broker/dealers and their representatives soliciting applications for the Contracts shall be duly and appropriately licensed, registered, or otherwise qualified for the sale of such Contracts (and the riders offered in connection therewith, if any) under the federal securities laws, any applicable state insurance and securities laws of each state or other jurisdiction in which such Contracts may be lawfully sold and in which First Charter is licensed to sell the Contracts. Each such organization shall be both registered as a broker/dealer under the Securities Exchange Act and a member of the NASD, or if not so registered or not such a member, then the representatives of such organization soliciting applications for Contracts shall be registered representatives of a registered broker/dealer and NASD member which is an affiliate of such organization and which maintains full responsibility for the training, supervision, and control of the representatives selling the Contracts.

            (b) Applications for the Contracts solicited by such organizations through their representatives shall be forwarded to First Charter. All payments for Contracts shall be made by check or money order payable to "First Charter Life Insurance Company" and remitted promptly by such organizations to First Charter as agent for CNL. First Charter will also accept wire transfers via Federal Funds to an account designated by First Charter. All broker/dealers who agree to participate in the distribution of the Contracts shall act as independent contractors and nothing herein contained shall constitute such broker/dealers or their agents or employees as employees of First Charter in connection with the sale of the Contracts.

     3. Compensation. First Charter shall pay CNL commissions for performing the sales services set forth herein for Contracts sold under dealer sales agreements that CNL enters into with other broker/dealers pursuant to paragraph 2, above, the amount of which commissions are as set forth in Schedule A to this Agreement, which Schedule may be hereafter amended from time to time by mutual agreement of First Charter and CNL.

     4. Administrative Services. First Charter agrees to maintain all required books of account and related financial records on behalf of CNL. All such books of account and records shall be maintained and preserved pursuant to Rules 17a-3 and 17a-4 under the Securities Exchange Act (or the corresponding provisions of any future federal securities laws or regulations). In addition, First Charter will maintain records of all sales commissions paid to sales representatives of CNL in connection with the sale of the Contracts. All such books and records shall be maintained by First Charter on behalf of and as agent for CNL whose property they are and shall remain for all purposes, and shall at all times be subject to reasonable periodic, special, or other examination by the Commission and all other regulatory bodies having jurisdiction. First Charter also agrees to send to CNL's customers all required confirmations on customer transactions.


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

     5. Reports. CNL shall have the responsibility for maintaining the records of sales representatives licensed, registered, and otherwise qualified to sell the Contracts and for furnishing periodic reports thereof to First Charter.

     6.  Regulation.

            (a) This Agreement shall be subject to the provisions of the Investment Company Act and the Securities Exchange Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the Investment Company Act as the Commission may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transactions exempted from section 15(b)(2) of the Investment Company Act.

            (b) CNL shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of First Charter or Variable Account, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations. Without limiting the generality of the foregoing, CNL shall furnish the State of New York Secretary of State and/or the Director of Insurance with any information or reports which the Secretary of State and/or the Director of Insurance may request in order to ascertain whether the variable operations of First Charter are being conducted in a manner consistent with any other applicable law or regulations.

     7. Suitability. First Charter and CNL each wish to ensure that the Contracts distributed by CNL will be issued to purchasers for whom the Contract will be suitable. CNL shall take reasonable steps to ensure that the various sales representatives appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a sales representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood of whether the applicant will persist with the Contract for such a period of time that First Charter's acquisition costs are amortized over a reasonable period of time. CNL will require that the applicant complete the Financial Questionnaire, Form #B1601, for premium amounts in excess of $250,000. At its sole discretion, CNL may require Form #B1601 for lesser amounts.

     8. Prospectuses and Promotional Material. First Charter shall furnish CNL with copies of all prospectuses, financial statements, and other documents and materials which CNL reasonably requests for use in connection with the distribution of the Contracts. First Charter shall have responsibility for the preparation, filing, and printing of all required prospectuses and/or registration statements in connection with the Contracts, and the payment of all related expenses. CNL and First Charter shall cooperate fully in designing, drafting, and reviewing sales promotion materials, and with respect to the preparation of individual sales proposals related to the sale of the Contracts. CNL shall not use any such materials not provided or approved by First Charter.

     9.  Investigation and Proceedings.

            (a) CNL and First Charter agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts distributed under this Agreement. CNL and First Charter further agree to cooperate fully in any securities regulatory inspection, inquiry, investigation or proceeding or any judicial proceeding with respect to First Charter, CNL, their affiliates and their representatives to the extent that such inspection, inquiry, investigation or proceeding is in connection with Contracts distributed under this Agreement. Without limiting the foregoing:


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

                  (i) CNL will be notified promptly of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding or judicial proceeding received by First Charter with respect to CNL or any representative or which may affect First Charter's issuance of any Contracts marketed under this Agreement; and

                 (ii) CNL will promptly notify First Charter of any customer complaint or notice of any regulatory inspection, inquiry, investigation or judicial proceeding received by CNL or any representative with respect to First Charter or its affiliates in connection with any Contracts distributed under this Agreement or any activity in connection with any Contracts.

            (b) In the case of a customer complaint, CNL and First Charter will cooperate in investigating such complaint and shall arrive at a mutually satisfactory response.

    10. Exclusivity. The services of CNL hereunder are not to be deemed exclusive, and CNL shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby.

    11. Benefit. This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto.

    12. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

            (a)  If to First Charter

                 First Charter Life Insurance Company
                 315 Park Avenue South
                 New York, New York 10010
                 Attention:  W. J. Olvany, Jr.

            (b)  If to CNL

                 CNL, Inc.
                 8301 Maryland Avenue
                 St. Louis, Missouri 63105
                 Attention:  C. M. Butts, Jr.

or to such other address as First Charter or CNL shall designate by written notice to the other.

    13. Amendment. This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.

    14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

    15. Termination. This Agreement shall be effective upon its execution. It may be terminated at any time by either party hereto on 60 days' written notice to the other party hereto, without the payment of any penalty. This Agreement shall terminate automatically if it shall be assigned. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (i) the obligation to settle accounts hereunder, issued pursuant to applications received by First Charter prior to termination and (ii) the agreements contained in paragraph 9 thereof.

    16. Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.


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

    17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

(seal)
Attest:                                FIRST CHARTER LIFE INSURANCE COMPANY


____________________________           By: __________________________
 /S/ Vonda Ramsey                           /S/ William J. Olvany, Jr.
Title:  Secretary                      Title: President





(seal)
Attest:                                CNL, INC.


____________________________           By: __________________________
 /S/ P. M. Frank                            /S/ Charles M. Butts, Jr.
Title:  Secretary                      Title: President


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

                                SCHEDULE A - 1

                            SCHEDULE OF COMMISSIONS

First Charter shall pay CNL the following commissions with respect to the Contracts sold as a percentage of premiums received:

                 SINGLE PREMIUM VARIABLE DEFERRED ANNUITY - 4.75%
                               Policy Form #P1600




First Charter shall pay CNL the following expense allowance with respect to the Contracts sold as a percentage of premiums received:

                 SINGLE PREMIUM VARIABLE DEFERRED ANNUITY - 1.25%
                                Policy Form #P1600



During the first six months of the contract year, following our receipt of a premium, 100% of commission and expense allowance is repayable upon occurrence of a Free Look Return, Cash Surrender or Lapse.

This Schedule of Commissions will take effect on the date shown below.


FIRST CHARTER LIFE INSURANCE COMPANY    CNL, INC.

BY __________________________           By: __________________________
   /S/ William J. Olvany, Jr.                /S/ Charles M. Butts, Jr.
Title: President                        Title: President


Effective Date:  09/01/89


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

                                SCHEDULE A - 2

                            SCHEDULE OF COMMISSIONS

First Charter shall pay CNL the following commissions with respect to the Contracts sold as a percentage of premiums received:

                FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY - 3.5%
                               Policy Form #S1800




During the first Contract Year, following our receipt of a premium, the chargeback percentage is 3.0% repayable upon occurrence of any amount surrendered that reduces the accumulated value below the total premium paid, a Free Look Return, or Lapse. On each of the next two Contract Anniversaries, the chargeback percentage decreases by 1.0%. Thereafter, there is no chargeback.

This Schedule of Commissions will take effect on the date shown below.



FIRST CHARTER LIFE INSURANCE COMPANY    CNL, INC.

BY __________________________           By: __________________________
   /S/ William J. Olvany, Jr.                /S/ Charles M. Butts, Jr.
Title: President                        Title: President








Effective Date:  09/01/89

                                SCHEDULE A - 2

                            SCHEDULE OF COMMISSIONS

First Charter shall pay CNL the following commissions with respect to the Contracts sold as a percentage of premiums received:

                    FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY
                               Policy Form #S1800

Commissions payable for contracts issued:

     A commission of .5% on new and additional payments. The commission is payable monthly.

This Schedule of Commissions will take effect on the date shown below.





FIRST CHARTER LIFE INSURANCE COMPANY


BY __________________________
   /S/ William J. Olvany, Jr.
Title: President



CNL, INC.


By: __________________________
   /S/ Kathleen A. Urbanowicz
Title: Vice President












Effective Date:  01/25/91

                  FIRST CHARTER LIFE INSURANCE COMPANY

                               FIRST CHARTER



October 26, 1992


CNL, Inc.
8301 Maryland Avenue
St. Louis, Missouri
Attn:  Michael T. Lynch, President


Re:  Principal Underwriting Agreement


You are hereby notified of the pending merger of First Charter Life Insurance Company ("First Charter"), a New York stock life insurance company, with and into Intramerica Life Insurance Company ("Intramerica"), a New York stock life insurance company. Intramerica will be the surviving corporation in the Merger.

The Effective Date of the Merger shall be as of the later of 12:01 a.m. Eastern Standard Time on October 1, 1992, or the first day of the month following the receipt by Intramerica of all necessary and appropriate approvals, assurances, consents, and orders from the Securities and Exchange Commission ("SEC") or its staff with respect to the merger and any related transactions.

On the Effective Date of the Merger, Intramerica, as First Charter's successor, will assume, as a matter of law, all of the contractual obligations of First Charter with respect to the Principal Underwriting Agreement, dated September 1, 1989 by and between First Charter, on its own behalf and on behalf of First Charter Variable Annuity Account, and CNL, Inc. (the "Agreement"). Furthermore, on the Effective Date of the Merger, the Intramerica Variable Annuity Account will be the successor to the First Charter Variable Annuity Account.

This Notice is given in acknowledgment of Section 11 of the Agreement which states that the Agreement shall inure to the benefit of and be binding upon the successors of the parties thereto. This Notice is provided to all parties to the Agreement in accordance with Section 12 of the Agreement.


      FIRST CHARTER LIFE INSURANCE COMPANY


BY   __________________________________
      /S/ ROBERT L. ROBINSON, PRESIDENT


315 PARK AVENUE SOUTH NEW YORK, NEW YORK 10010  1-800-624-2464 212-533-8701
                   FIRST CHARTER LIFE INSURANCE COMPANY

                               FIRST CHARTER



October 26, 1992

Scudder Insurance Agency of New York, Inc.
345 Park Avenue
New York, New York 10154-0010



Re:  Principal Underwriting Agreement


You are hereby notified of the pending merger of First Charter Life Insurance Company ("First Charter"), a New York stock life insurance company, with and into Intramerica Life Insurance Company ("Intramerica"), a New York stock life insurance company. Intramerica will be the surviving corporation in the Merger.

The Effective Date of the Merger shall be as of the later of 12:01 a.m. Eastern Standard Time on October 1, 1992, or the first day of the month following the receipt by Intramerica of all necessary and appropriate approvals, assurances, consents, and orders from the Securities and Exchange Commission ("SEC") or its staff with respect to the merger and any related transactions.

On the Effective Date of the Merger, Intramerica, as First Charter's successor, will assume, as a matter of law, all of the contractual obligations of First Charter with respect to the Principal Underwriting Agreement, dated September 1, 1989 by and between First Charter, on its own behalf and on behalf of First Charter Variable Annuity Account, and CNL, Inc. (the "Agreement"). Furthermore, on the Effective Date of the Merger, the Intramerica Variable Annuity Account will be the successor to the First Charter Variable Annuity Account.

This Notice is given in acknowledgment of Section 11 of the Agreement which states that the Agreement shall inure to the benefit of and be binding upon the successors of the parties thereto. This Notice is provided to all parties to the Agreement in accordance with Section 12 of the Agreement.


      FIRST CHARTER LIFE INSURANCE COMPANY


BY   __________________________________
      /S/ ROBERT L. ROBINSON, PRESIDENT
                                                                   A.MSA

315 PARK AVENUE SOUTH NEW YORK, NEW YORK 10010  1-800-624-2464 212-533-8701

                                                              Exhibit 3 (b)

                    MARKETING AND SOLICITATION AGREEMENT


AGREEMENT, dated as of August 1,1989 by and among Scudder Fund
Distributors, Inc. ("Scudder"), First Charter Life Insurance Company ("First Charter"), First Charter Variable Annuity Account (the "Variable Account") and CNL, Inc. ("CNL").

WHEREAS, First Charter has created and plans to sell annuity contracts bearing a form number of S1800 which will invest in the Scudder Variable Life Investment Fund and which it will call "Flexible Premium Variable Deferred Annuities" (the "Contracts"), and the Contracts have been registered under the Securities Act of 1933 (the "Securities Act"); and

WHEREAS, the Variable Account is a segregated asset account established and maintained by First Charter pursuant to the laws of the State of New York and is a unit investment trust registered with the Securities and Exchange Commission (the "SEC"), and payments under each Contract will be allocated at the discretion of the owner of the Contract (the "Owner") to one or more Subaccounts (the "Subaccounts") of the Variable Account; and

WHEREAS, CNL, a broker-dealer registered under the Securities Exchange Act of 1934 (the "Securities Exchange Act"), is the principal underwriter of the Contracts and, as such, wishes to retain Scudder, a broker-dealer registered under the Securities Exchange Act, to advertise and be the sole agent in connection with the solicitation of applicants to purchase the Contracts, and Scudder has agreed to advertise and be the sole agent in connection with the solicitation of applicants to purchase the Contracts.

WHEREAS, First Charter, as the insurance company issuing the Contracts, wishes to appoint Scudder and its subsidiary ("Scudder Insurance Agency of New York"), which is licensed or qualified to be licensed as an insurance agent in New York, to be its insurance agent in connection with the solicitation of applicants to purchase the Contracts, and Scudder and the insurance agency subsidiary have agreed to be insurance agents of First Charter in connection with the solicitation of applicants to purchase the Contracts.

WHEREAS, Scudder, in its sole discretion, has chosen to fulfill certain of its responsibilities and obligations under this Agreement by acting through the insurance agency subsidiaries or other affiliates, and First Charter and CNL have no objection to this arrangement.

WHEREAS, First Charter and CNL wish to retain Scudder to perform certain administrative services for First Charter and CNL and Scudder wishes to perform such services.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

1.      Appointment of Scudder.

First Charter, as the insurance company hereby appoints Scudder and the insurance agency subsidiaries to be its insurance agents in New York in connection with the

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

solicitation of applicants to purchase the Contracts and Scudder and the insurance agency subsidiaries accept such appointment. CNL, as the principal underwriter for the Contracts, hereby appoints Scudder to be its sole agent in connection with the solicitation of applicants to purchase the Contracts and Scudder accepts such appointment.

First Charter and CNL hereby appoint Scudder to provide them with administrative services (the "Subject Services"). The Subject Services shall include, but not be limited to, assisting applicants who purchase Contracts in setting up new accounts, assisting in the preparation of account statements, reports and other communications with Owners, assisting in the transferring of funds between mutual funds associated with Scudder and the Variable Account, and answering customer service inquiries directed to Scudder.

2.      Authority and Duties of Scudder.

For purposes of complying with sections 2.1 and 2.2, Scudder shall include all subsidiaries of Scudder organized to solicit applicants to purchase the Contracts.

        2.1  Authorization.

Scudder is hereby authorized to solicit applications for the purchase of the Contracts in New York through direct mail, media advertising and sales personnel, where Scudder is qualified to do business and, licensed under New York state insurance laws and New York state securities authorities. This authorization is exclusive and is limited to the state of New York.

        2.2  Licensing of Representatives.

First Charter and CNL shall assist Scudder in fulfilling the insurance licensing requirements of the state of New York and shall assist Scudder in the licensing of personnel under New York insurance laws to sell the Contracts. Scudder shall assume all costs in connection with the licensing of Scudder or any of its personnel and will reimburse First Charter for any fees required in the insurance licensing of Scudder or its personnel.

        2.3  Applications for Contracts.

All applications for Contracts shall be made on application forms prepared by First Charter, and shall be sent by the applicants directly to First Charter. All applications are subject to acceptance or rejection by First Charter at its sole discretion.

        2.4  Prospectuses, Etc.

Scudder shall be provided with prospectuses relating to the Contracts and such other material as First Charter and Scudder determine between them to be necessary or desirable for use in connection with sales of the Contracts. No representations in connection with the sales of the Contracts, other than those contained in the Prospectus, approved sales literature, or approved advertising applicable to the Contracts, shall be made by Scudder or its representatives.

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

        2.5  Advertising.

Scudder shall be responsible for promoting and advertising the Contracts to prospective applicants. The amount and types of sales literature and advertising employed by Scudder, which may but will not necessarily include brochures, letters, illustrations and other similar materials transmitted directly to potential applicants or published in print or audio-visual media, shall be determined by Scudder, but only after consultation with and subject to written approval by First Charter and CNL, which approval will not be unreasonably withheld. The sales literature and advertising employed by Scudder shall not contain any information regarding First Charter, CNL, the Variable Account or any of their affiliates other than information, including the prospectus for the Contracts, supplied to Scudder by First Charter in writing. Scudder shall be responsible for filing with the NASD any sales literature and advertising employed and agrees to provide First Charter with copies of all material submitted to the NASD as well as any NASD comments. First Charter shall be responsible for filing sales and advertising material with the State of New York, and agrees to provide Scudder with copies of all comments received from the State of New York with respect to such material

        2.6  Offering Expenses.

Expenses relating to the preparation of the Scudder Variable Life
Investment Fund prospectus will be paid by Scudder. Expenses relating to the preparation of the Contracts prospectus will be paid by First Charter. Scudder will pay for the printing of all prospectuses and will be reimbursed by First Charter for those prospectuses to be delivered to Owners of the Contracts.

        2.7  Confirmations

CNL, as agent for Scudder, will confirm to the applicant in accordance with Rule 10b-10 under the Securities Exchange Act the initial allocation of premiums to the Subaccounts, the issuance of the Contract and such other information required by Rule 10b-10 or administrative interpretations thereunder. CNL will also notify the applicant that Scudder was the broker-dealer through which the applicant was solicited and confirm certain subsequent Contract transactions.

        2.8  Maintenance of Books and Records.

First Charter, CNL, the Variable Account and Scudder agree to keep all records required by federal and state laws, to maintain books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transactions, and to assist one another in the timely preparation of records and reports.

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

        2.9  Regulatory Matters.

First Charter, CNL, the Variable Account and Scudder shall each submit to all regulatory and administrative bodies which have jurisdiction over the Contracts or persons soliciting their purchase any information, reports or other material required pursuant to applicable laws or regulations.

        2.10  Reporting

Each party hereto shall promptly furnish to any other party hereto any reports and information which such other party may request for the purpose of meeting reporting and recordkeeping requirements under the insurance laws of the state of New York and any other state or jurisdiction and under the federal or state securities laws or the rules of the National Association of Securities Dealers Inc. (the "NASD").

        2.11  Notification of Complaints.

First Charter and CNL shall immediately notify Scudder, and Scudder shall immediately notify First Charter and CNL, at the address in the notice provision of this Agreement, of any sales-related or other complaint or grievance relating to the Contracts or the transactions contemplated herein which shall come to their attention, and shall promptly reduce such notice to writing if oral. First Charter, CNL and Scudder shall promptly furnish to the other party all written materials in connection with any such complaints or grievances and will cooperate with each other in the investigation of such complaints or grievances.

        2.12  Notification of Regulatory Proceedings.

First Charter shall immediately notify Scudder, at the address in the notice provision of this Agreement, of (i) the issuance by any regulatory body of any stop order with respect to the registration statement or any prospectus relating to the Contracts, (ii) any request by the SEC for any amendment to such registration statement or any prospectus, or (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Contracts, and of any other action or circumstances that may prevent the lawful offer or sale of any of the Contracts in the state of New York. First Charter will make every reasonable effort to prevent the issuance of any stop order and if any stop order is issued, to obtain the lifting thereof at the earliest possible moment

CNL shall immediately notify Scudder, at the address in the notice provision of this Agreement, of the issuance by any regulatory body of any order with respect to the operation or business of CNL, or the initiation of any proceeding for any purpose relating to the sale of the Contracts, and of any other actions or circumstances that may prevent the lawful offer or sale of any of the Contracts in the state of New York.

Scudder shall immediately notify First Charter, at the address in the notice provision of this Agreement, of the issuance by any regulatory body of any order with respect to the operation or business of Scudder, or

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

the initiation of any proceeding for any purpose relating to the sale of the Contracts, and of any other actions or circumstances that may prevent the lawful offer or sale of any of the Contracts in the state of New York. In addition, Scudder shall promptly advise First Charter if any of its Telemarketing Personnel are subject to any proceedings or are sanctioned or suspended by the NASD or any state or other jurisdiction.

        2.13  Non-Solicitation.

Neither First Charter nor CNL shall, either while this Agreement is in force or after its termination, 1). contact applicants for the Contracts solicited by Scudder for the purpose of inducing them to purchase, other than the Contract described herein, any of its products or those of their affiliates; 2). advise or induce Owners of Contracts solicited by Scudder to surrender their Contracts or advise them to purchase other Contracts whose subaccounts invest in funds which are not managed by Scudder; 3). sell or disclose in any manner a list, partial or complete, of the prospective owners of the Contracts solicited by Scudder or its sales personnel; except for as follows:

(a) as may be required pursuant to federal or state laws or regulations, or NASD rules,

(b) as may occur inadvertently rather than as a pattern of conduct,

(c) with Scudder's prior written consent, or

(d) pursuant to an order of the Securities and Exchange Commission (inducing any action taken pursuant to an undertaking required by such order).

        2.14  Relationship Between the Parties.

First Charter, the Variable Account, CNL and Scudder are independent contractors. Nothing contained in this Agreement shall create, or shall be construed to create, the relationship of an employer and employee between any of First Charter, the Variable Account, CNL and Scudder.

        2.15  Violation of Law.

Nothing contained in this Agreement shall require First Charter, CNL, the Variable Account, Scudder or the Fund to do anything which, in its judgment, would be a violation of any federal or state law or regulation or NASD rule applicable to it.

        2.16  Consent to Provide Additional Fund Options

While this agreement is in effect and upon mutual consent by First Charter and Scudder additional Fund options may be made available to Owners of Contracts solicited by Scudder.

3.      Compensation.

        3.1  Compensation Payable to Scudder.

(a) CNL shall pay Scudder compensation attributable to the Contracts, which shall be equal to 3.0% of each premium payment received by First Charter on such Contracts. Such amount to be payable within 30 days after the end of each month.

(b) In the event of a Free-Look Return, Pull Surrender, or Partial Surrender of an applicable Contract, there shall be a chargeback of the commission to Scudder. CNL may deduct any such amount from any amount owed to Scudder. Any such amount owed to CNL by Scudder and not deducted from amounts owed to Scudder shall be payable within 30 days after written notice to Scudder.

(c) The amount of the chargeback will be a percentage of the initial premium and each additional premium, calculated as follows:

(i) From the date of each premium payment to the next Contract

Anniversary, the chargeback percentage is 3.0%.

(ii) On each of the next two (2) Contract Anniversaries, the chargeback percentage decreases by 1.0%.

(iii) Thereafter, there is no chargeback

(iv) Chargebacks will be applicable to any amount surrendered that reduces the accumulated value below the total premiums paid.

(v) On partial surrenders, any chargeback will be applied to the premiums on a first-in, first-out basis.

        3.2  Upon Termination.

Scudder shall continue to receive the compensation described in Section 3.1
(a) and 3.1 (b) until this agreement terminates in accordance with provision 10.2 of this agreement.

Scudder and its affiliates retain all rights, whether created by statute or common law, to the term "Scudder" and to all trademarks, tradenames, service marks and other similar rights incorporating the term "Scudder." First Charter agrees that upon termination of this agreement First Charter will discontinue the use of the term "Scudder" in the marketing name of the Contracts described herein.

4.      Representations and Warranties of First Charter and CNL.

        4.1 Authority.

Each of First Charter, CNL and the Variable Account represents and warrants to Scudder that it has full power and authority to enter into this Agreement and that it has all appropriate licenses to carry on its business as contemplated hereby and First Charter represents that it has full power and authority to issue the Contracts.

4.2 Registration Statements, Prospectuses, the Variable Account and CNL.

First Charter represents and warrants to Scudder as follows, with respect to each Contract

(a) First Charter has filed with the SEC a registration statement under the Securities Act which has become effective with the SEC (the
"Contracts Registration Statement").

(b) The prospectus and Statement of Additional Information relating to each Contract contained in the Contracts Registration Statement, including any supplements or amendments thereto (the "Contracts Prospectus"), contains all statements and information which are required to be stated therein by the Securities Act and the Investment Company Act and the rules and regulations thereunder (the "Regulations") and in all respects conforms to the requirements thereof, and the Contracts Prospectus does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from the Contracts Prospectus in reliance upon, and in conformity with, information furnished to First Charter in writing by Scudder or the Fund specifically for use in the preparation thereof.

(c) The Variable Account has been duly established and is validly existing under the Insurance Law of the State of New York and is registered as a unit investment trust with the SEC.

(d) CNL is registered as a broker-dealer under the Securities Exchange Act and in such states and other jurisdictions as the business transacted by it requires, is a member in good standing of the NASD, has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into and carry out all transactions contemplated by this Agreement, and is bonded as required by all applicable laws and regulations.

5.      Representations and Warranties of Scudder

        5.1  Authority.

Scudder represents and warrants to First Charter, CNL and the Variable Account that it has full power and authority to enter into this Agreement.

        5.2  Licenses.

Scudder represents and warrants to First Charter, CNL and the Variable Account that, pursuant to Section 2.1, it has taken all actions in order to qualify to solicit applicants in the state of New York. That it is registered as a broker-dealer under the Securities Exchange Act and in the state of New York and other jurisdictions as the business transacted by it requires, and is a member in good standing of the NASD, has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into and carry out all transactions contemplated by this Agreement, and is bonded as required by all applicable laws and regulations.

        5.3  Qualifications of Sales Personnel.

Scudder represents and warrants to First Charter, CNL and the Variable Account that each sales personnel receiving compensation for soliciting applicants for the Contracts or answering customer inquiries will be a registered representative or principal of Scudder and shall possess a license to sell life insurance and/or variable contracts and will have received an appointment or license by or through Scudder insurance agencies or brokers and, where necessary, through First Charter, and a level of qualification with the NASD appropriate for the Contracts.

        5.4  Representations Upon Assignment.

If Scudder assigns this Agreement as provided in paragraph 11.1 below, the representations made in paragraphs 5.1 through 5.3 above shall be read to apply to the affiliate where the context so requires.

6.      Indemnification.

        6.1  Of Scudder With Respect to the Contracts Prospectus.

First Charter will indemnify and hold harmless Scudder and any insurance agency or-broker subsidiaries of Scudder organized to sell the Contracts against any and all losses, claims, damages or liabilities (or actions in respect thereof), to which Scudder may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Scudder for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof; provided, however, that First Charter shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Contracts Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished in writing by Scudder specifically for use in the preparation thereof.

First Charter shall not indemnify Scudder for any action where an applicant for any of the Contracts was not furnished or sent or given, at or prior to written confirmation of the sale of the Contract, a copy of the appropriate Contracts Prospectus, or if requested, the related Statement of Additional Information, and any supplements or amendments to either furnished to Scudder by First Charter.

The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Scudder and any person controlling Scudder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

        6.2 Of First Charter, CNL and the Variable Account With Respect to the Scudder Variable Life Investment Fund Prospectus.

Scudder will indemnify and hold harmless First Charter against any and all losses, claims, damages or liabilities (or actions in respect thereof), to which First Charter may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse First Charter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in respect thereof.

The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of First Charter and any person controlling First Charter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

        6.3 Of First Charter, CNL and the Variable Account With Respect to Negligence.

Scudder shall indemnify and hold harmless First Charter, CNL and the Variable Account from any losses, claims, damages or liabilities (or actions in respect thereof) to which First Charter, CNL or the Variable Account may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, fraudulent or unauthorized acts or omissions by Scudder, its employees or principals, including but not limited to negligent, fraudulent or unauthorized solicitation of applications for the Contracts, except as stated herein.

The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of First Charter, CNL and the Variable Account and any person controlling First Charter, CNL and the Variable Account within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

        6.4  Of Scudder With Respect to Negligence.

First Charter shall indemnify and hold harmless Scudder against any losses, claims, damages or liabilities (or actions in respect thereof) to which Scudder may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, fraudulent or unauthorized acts or omissions by First Charter, CNL or the Variable Account or the employees of any of them.

The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director and officer of Scudder and any person controlling Scudder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

        6.5  Of Scudder with Respect to the Contracts.

First Charter shall indemnify and hold harmless Scudder against any losses, claims, damages or liabilities (or actions in respect thereof) to which Scudder may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from First Charter's performance of, or failure to perform, its duties under the Contracts or First Charter's alleged performance, or alleged failure to perform, its duties under the Contracts.

        6.6  Notice of Actions.

Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party otherwise than on account of its indemnity agreement contained in this paragraph. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

7.      Regulations.

All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

8.      Suitability.

CNL will require that the applicant complete the Financial Questionnaire, Form B 1601 for premium amounts in excess of $250,000. CNL may, at its sole discretion, require Form B 1601 for lesser amounts.

9.      Non-Exclusivity.

The services of Scudder, First Charter, and CNL hereunder are not to be deemed exclusive, and each party shall be free to render similar services to others so long as its services hereunder are not impaired or interfered with thereby. First Charter, CNL, and Scudder agree that none of the parties to this agreement have any property rights as to marketing approach or product design.

10.     Effectiveness and Termination.

        10.1  Effectiveness.

This Agreement shall be effective upon execution by the parties and will remain in effect unless terminated as provided in paragraph 10.2,10.3, or
1.1 below.

        10.2  Termination.

This Agreement may be terminated by either First Charter or Scudder at any time by ninety (90) days written notice to the other.

        10.3  Termination for Cause.

In the event of any material breach (as defined in paragraphs 10.4 and 10.5 below) of this Agreement by any party, the aggrieved party may, at its option, terminate this Agreement by giving notice of termination, effective upon the date specified in such termination notice. This remedy shall be in addition to any other remedies available under this Agreement or at law.

        10.4  Material Breach by First Charter, CNL or the Variable
Account.

First Charter, CNL and the Variable Account shall be deemed to have materially breached this Agreement and failed to perform hereunder upon the occurrence of any of the following events:

(a) First Charter, CNL or the Variable Account shall become insolvent or otherwise admit in writing its inability to pay its debts when they become due, become bankrupt, seek protection under any law for the protection of insolvency, or have a receiver or conservator appointed for it under any law pertaining to the insolvency of First Charter, CNL or the Variable Account; or

(b) First Charter, CNL or the Variable Account shall breach any material provision of this Agreement and such breach shall remain uncured for more than thirty (30) days following First Charter's receipt of Scudder's written notice of such breach.

       10.5  Material Breach by Scudder.

Scudder shall be deemed to have materially breached this Agreement and failed to perform hereunder upon the occurrence of any of the following events:

(a) Scudder shall become insolvent or otherwise admit in writing its inability to pay its debts when they become due, become bankrupt, seek protection under any law for the protection of insolvents, or have a receiver or conservator appointed for it under any law pertaining to the insolvency of Scudder; or

(b) Scudder shall breach any material provision of this Agreement and such breach shall remain uncured for more than thirty (30) days following Scudder's receipt of First Charter's written notice of such breach.

       10.6  Survival Provisions.

Upon termination of this Agreement, the provisions of the following shall survive:

(a) paragraphs 2.10, 2.11, 2.12, and 2.13

(b) Sections 4, 5 and 6,

(c) this paragraph 10.6, and

(d) Section 11.

11.     Miscellaneous.

       11.1  Benefit.

This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns, provided that neither Scudder nor First Charter may assign this Agreement or any rights or obligations hereunder (except to an affiliate in order to comply with applicable laws or regulations) and this Agreement will terminate automatically in the event of a purported assignment by either such party. If this Agreement is assigned to an affiliate as permitted herein, the assignor shall not be relieved of its obligations hereunder.

       11.2  Notices.

All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

(a) If to First Charter:

First Charter Life Insurance Company
315 Park Avenue South
New York, New York 10010

(b) If to CNL:

CNL, Inc.
8301 Maryland Avenue
St. Louis, Missouri 63105

(c) If to the Variable Account

First Charter Variable Annuity Account
315 Park Avenue South.
New York, New York 10010

(d) If to Scudder:

Scudder Funds Distributors, Inc.
175 Federal Street
Boston, Massachusetts 02110

or to such other address as First Charter, CNL, the Variable Account or Scudder shall designate by written notice to the others.

       11.3  Limitations.

No party other than First Charter shall have the authority on behalf of First Charter to make, alter, or discharge any Contract issued by First Charter; to waive any forfeiture or to grant or permit any extension of time for making any premium payments; to alter the forms which First Charter may prescribe or to substitute other forms in place of those prescribed by First Charter; or to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of First Charter.

       11.4  Waiver.

Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

       11.5  Applicable Law.

This Agreement and the rights and obligations of the parties created hereby shall be construed in accordance with the laws of the State of New York.

       11.6  Enforceability.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

       11.7  Entire Agreement.

The parties declare that there are no other oral or other agreements or understandings among them affecting this Agreement or relating to the selling or servicing of the Contracts, except as disclosed herein. This Agreement supersedes all prior agreements among the parties and constitutes the entire Agreement among the parties.

This Agreement may be modified only if in writing and if executed by those persons authorized to enter into Agreements on behalf of the parties hereto.

       11.8 Miscellaneous.

The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

This Agreement may be executed in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

IN WITNESS, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers as of the date first above written.

SCUDDER FUND DISTRIBUTORS, INC.

By: _____________________________

   /S/ David S. Lee
       President

FIRST CHARTER LIFE INSURANCE COMPANY

By _______________________________
   /S/ William J. Olvany, Jr.
       President

CNL, Inc.

By: ______________________________
   /S/ Charles M. Butts, Jr.
       President

FIRST CHARTER VARIABLE ANNUITY ACCOUNT

By: FIRST CHARTER LIFE INSURANCE
    COMPANY

By: ______________________________
   /S/ William J. Olvany, Jr.
       President

                  FIRST CHARTER LIFE INSURANCE COMPANY

                               FIRST CHARTER


October 26, 1992


CNL, Inc.
8301 Maryland Avenue
St. Louis, Missouri
Attn:  Michael T. Lynch, President


Re:  Marketing and Solicitation Agreement


You are hereby notified of the pending merger of First Charter Life Insurance Company ("First Charter"), a New York stock life insurance company, with and into Intramerica Life Insurance Company ("Intramerica"), a New York stock life insurance company. Intramerica will be the surviving corporation in the Merger.

The Effective Date of the Merger shall be as of the later of 12:01 a.m. Eastern Standard Time on October 1, 1992, or the first day of the month following the receipt by Intramerica of all necessary and appropriate approvals, assurances, consents, and orders from the Securities and Exchange Commission ("SEC") or its staff with respect to the merger and any related transactions.

On the Effective Date of the Merger, Intramerica, as First Charter's successor, will assume, as a matter of law, all of the contractual obligations of First Charter with respect to the Marketing and Solicitation Agreement, dated as of October 25, 1989 by and among Scudder Insurance Agency of New York, Inc., First Charter, First Charter Variable Annuity Account, and CNL, Inc., as amended January 25, 1991 (the "Agreement"). Furthermore, on the Effective Date of the Merger, the Intramerica Variable Annuity Account will be the successor to the First Charter Variable Annuity Account.

This Notice is given in acknowledgment of Section 11.1 of the Agreement which states that the Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns. This Notice is provided to all parties to the Agreement in accordance with
Section 11.2 of the Agreement.


      FIRST CHARTER LIFE INSURANCE COMPANY


BY   __________________________________
      /S/ ROBERT L. ROBINSON, PRESIDENT

315 PARK AVENUE SOUTH NEW YORK, NEW YORK 10010  1-800-624-2464 212-533-8701